UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2022
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NUVASIVE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
12101 Airport Way, Broomfield, Colorado 80021
(Address of principal executive offices) (Zip Code)
(800) 455-1476
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NUVA	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)     On May 11, 2022, the Board of Directors (the “Board”) of NuVasive, Inc. (the “Company”) appointed Marc Rosenbaum, the Company’s Vice President, Corporate Controller, to serve as the Company’s Chief Accounting Officer, effective immediately. As the Company’s Vice President, Corporate Controller and Chief Accounting Officer, Mr. Rosenbaum will serve as the Company’s principal accounting officer for purposes of the rules and regulations of the Securities and Exchange Commission (the “SEC”). Mr. Rosenbaum will assume responsibility as principal accounting officer from Matthew K. Harbaugh, who will continue his role as the Company’s Executive Vice President and Chief Financial Officer and principal financial officer for purposes of the rules and regulations of the SEC.
Mr. Rosenbaum, age 50, has served as the Company’s Vice President and Corporate Controller since April 2018 and is responsible for the Company’s global accounting function, which includes internal and external financial reporting and transactional processing functions. Mr. Rosenbaum previously served as the Company’s Senior Director and Assistant Corporate Controller from May 2014 to March 2018. Prior to joining the Company, Mr. Rosenbaum held roles of increasing responsibility in the finance department of Gen-Probe, Inc. and Hologic, Inc. (which acquired Gen-Probe in August 2012), most recently serving as Hologic’s Sr. Director and Controller. Prior to joining Gen-Probe in 2010, Mr. Rosenbaum served as Senior Director, Finance and Accounting, at Elan Pharmaceuticals, Inc. (formerly Dura Pharmaceuticals, Inc.), since 1997. Mr. Rosenbaum holds a Bachelor’s Degree in Business Economics from the University of California at Santa Barbara and is a Certified Public Accountant (inactive).
Mr. Rosenbaum did not receive any additional compensation upon his designation as principal accounting officer of the Company. There is no arrangement or understanding with any other person pursuant to which Mr. Rosenbaum was appointed to serve as Vice President, Corporate Controller and Chief Accounting Officer, and there are no family relationships between Mr. Rosenbaum and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Rosenbaum that would be required to be reported under Item 404(a) of Regulation S-K.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 11, 2022, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).  The Company’s definitive proxy statement for the Annual Meeting was filed with the SEC on March 30, 2022 (the “Proxy Statement”) and describes in detail each of the three proposed voting matters (the “Proposals”) submitted to the Company’s stockholders at the Annual Meeting. The final results for the votes cast with respect to each Proposal, rounded to the nearest whole share, are set forth below.
As of March 22, 2022, the record date of the Annual Meeting, there were 51,948,497 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 45,238,690 shares of the Company’s common stock were represented in person or by proxy.
Proposal 1: The stockholders elected each of Robert F. Friel and Daniel J. Wolterman, as a Class III director to hold office until the 2025 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified, by the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert F. Friel	41,420,107	1,460,572	15,690	2,342,321
Daniel J. Wolterman	41,097,579	1,783,000	15,790	2,342,321
Proposal 2: The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 by the following vote:

Votes For	Votes Against	Abstentions
44,254,801	964,022	19,867
Proposal 3: The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2021, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,289,859	1,553,266	53,244	2,342,321
No other items were presented for stockholder approval at the Annual Meeting.

Item 8.01    Other Events.
On May 11, 2022, and as previously disclosed in the Company’s Proxy Statement, Donald J. Rosenberg, Esq. retired from the Board when his term as a director expired at the Annual Meeting. Effective upon Mr. Rosenberg’s retirement, the Board approved a reduction in the size of the Board from ten to nine directors. As a result, the Board is now comprised of nine directors, eight of whom are independent directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: May 12, 2022	/s/ Matthew K. Harbaugh
Matthew K. Harbaugh
Executive Vice President and Chief Financial Officer